Exhibit 107
Calculation of Filing Fee Tables
Form S-4
(Form Type)
HNI Corporation
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $1.00 per share	Other	26,668,061	N/A	$1,166,727,647.40	0.00015310	$178,626.01
Fees Previously Paid	-	-	-	-	-	-	-	$0.00

	Total Offering Amounts					$1,166,727,647.40		$178,626.01
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$178,626.01
1
The amount registered represents the maximum number of shares of the registrant’s common stock estimated to be issuable upon the completion of the mergers described in the registration statement, based on (a) the sum of (i) 114,741,570 shares of Steelcase Inc. (“Steelcase”) class A common stock, no par value per share (“Steelcase common stock”), outstanding as of September 10, 2025, multiplied by a mixed election stock exchange ratio of 0.2192 (the “mixed election stock exchange ratio”), plus (ii) 6,919,290 shares of Steelcase common stock issuable in respect of Steelcase restricted stock units and performance stock units awards outstanding as of September 10, 2025 (the number of shares of Steelcase common stock represented by such sum, the “Estimated Steelcase Shares”), multiplied by (b) the mixed election stock exchange ratio.

2
The maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933 and calculated pursuant to Rule 457(f)(1), Rule 457(f)(3) and Rule 457(c) under the Securities Act of 1933 as (a) (i) $16.79, the average of the high and low prices per share of Steelcase common stock on September 10, 2025, as reported on the New York Stock Exchange, multiplied by (ii) the Estimated Steelcase Shares, minus (b) $875,958,192, the estimated minimum amount of cash to be paid in respect of the Estimated Steelcase Shares in the mergers.